                                                                    Exhibit 99.1

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                                                                             | RELEASE
AMERICAN ITALIAN PASTA COMPANY                                               |

Contact:
Warren Schmidgall -
EVP & Chief Financial Officer
816/584-5636
wschmidgall@aipc.com

FOR IMMEDIATE RELEASE

                     American Italian Pasta Company Reports
                          Second Quarter FY2004 Results

--------------------------------------------------------------------------------

     •    Second quarter  revenues of $113.3 million,  up 2.4% despite  category volume declines

     •    Net Income of $7.6  million and diluted  EPS of $.41,  which  includes
          $2.6 million pre-tax of new product  development and start-up expenses for reduced carbohydrate products

     •    Excellent initial demand for new reduced carbohydrate pastas generated
          $7.9 million in revenues during the quarter

KANSAS CITY,  MO, April 28, 2004 --- American  Italian Pasta Company  (NYSE:PLB)
today announced results for the second fiscal quarter 2004, which ended April 2,
2004.  The Company  issued a previous  press release on April 12, 2004 regarding
changing  pasta  market   conditions,   AIPC's  strategic   priorities  in  this
environment  and  lowered  guidance  for 2004.  This  release  should be read in conjunction with that release and the content of both releases will be discussed in a conference call at 10:00 am Eastern Time today.

Revenues for the quarter were $113.3 million, up 2.4% over $110.7 million in the second  quarter of fiscal  2003.  Revenue  growth was  driven  primarily  by the
Company's  introduction  of a line of  reduced  carbohydrate  pastas  during the quarter.  Net Income was $7.6  million and diluted  earnings per share were $.41 for the  quarter,  compared to $8.9  million  and $.48 in the year ago  quarter, respectively.  Pre-tax  earnings in the  current  quarter  were  reduced by $2.6 million of new product development and start-up expenses, while pre-tax earnings in the year ago quarter  were  reduced by $3.5  million of  acquisition  related expenses.  Cash flow from  operations  was $6.2 million for the  quarter,  while capital expenditures were $5.6 million.

Retail revenues grew by 2.7% on volume declines of 2.6%.  Retail  consumption of dry pasta,  as measured by ACNielsen,  declined by 7% in volume for the 13 weeks ended March 20,  2004.  Retail  revenues  were  impacted by a number of factors, including:  1) strong branded revenue  performance,  up more than 10% versus the prior year,  due  primarily to initial  shipments  of reduced  carb  pastas;  2)
dramatic  growth in the Company's  Specialty  business as we continued to expand this strategic growth platform to include low carb pastas under the Atkins Quick

                                     -more-

AIPC
April 28, 2004

Quisine™ brand; 3) revenues from the Continued Dumping and Subsidy Offset Act of 2000 (CDSOA) of $1.5 million versus $600,000 in the year ago quarter;  and 4)
a  decline  in  Private  Label and Club  revenues  reflecting  overall  category performance.

Institutional  revenues grew by 1.6% on volume  declines of 3.6%. Our Ingredient revenue declined over 20% versus prior year,  which was not anticipated.  Weaker consumer  demand for our customers'  products was  "compounded" by trade and our customers' inventory  adjustments.  Given we are an additional step removed from the consumer in this business, we have less visibility and control over expected performance. Growth in our Food Service, International,  and Contract businesses helped to mitigate the declines in our Ingredient business.

During the  quarter,  we incurred  $2.6 million of new product  development  and start-up costs. These costs represent the upfront "investment" in a portfolio of new  products  that we expect to help  mitigate  the  impact  of  general  pasta consumption declines. These costs included:

     •    Formulation  development and product testing of a portfolio of low and reduced carb products;

     •    Incremental  manufacturing  and logistics  costs  including  unplanned downtime on dedicated  lines,  efficiency  losses,  and excess product waste;

     •    Overcoming limited  short-term raw material  availability and sourcing issues (blending, transportation, etc.); and

     •    Research and development, quality assurance, outside testing and other direct product development costs.

We are encouraged  that new product  operational  performance is approaching our budgeted cost estimates.  We currently  expect to record  additional New Product
Development  and  Start-up  Costs of between  $1.0 and $1.5 million in the third quarter of 2004.

Excluding  new product  development  and start-up  expenses,  gross margins were
30.7% for the quarter, compared to 31.9% in the year ago quarter.  Increased per
unit  costs,   attributable  to  lower  than  expected  volumes,   our  expanded
manufacturing  and logistics  capacity,  higher  inventories,  and  inflationary factors were the primary  drivers of lower  margins.  Average prices were higher during  the  quarter  as the higher  per unit  selling  prices of the  Company's reduced  carb  products  and the CDSOA  payment  offset  pricing  and  promotion investments made to increase market share of our base retail products.

Selling and marketing  costs increased by $1.6 million over the year ago quarter as the Company  increased the promotional and marketing  support for its brands, and general administrative costs were up by $.4 million,  primarily on increased investments in information technology.

Operating profit was $13.9 million (12.2% of revenue), compared to $15.5 million
(14.0% of revenue) in the year ago quarter.  Interest  expense was $2.6 million,
$0.3 million higher than year ago, due primarily to lower  capitalized  interest in the current quarter.

Operating cash flows for the quarter and the year to date period were reduced by a  significant  increase in inventory  and a  significant  reduction in accounts payable. The reduction in accounts

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AIPC
April 28, 2004

payable is related to cost reduction programs with suppliers,  and the inventory investment  is  tied  primarily  to  higher  valued  inventory  in  the  system.
Year-to-date  operating cash flow is $17.4 million with capital  expenditures of
$14.3 million.

Timothy S. Webster,  President and CEO,  stated,  "These  results were below our internal targets. We are encouraged, however, by the performance relative to the
7% category decline and the rapid progress we made to develop and launch our new reduced carb products.  Earnings were impacted  significantly by the new product
costs,  higher  per  unit  manufacturing   costs,  and  pricing  reductions  and
promotional  support  increases  targeting  volume and market share gains in our base business.  We are adapting  rapidly to these  changing  category and market conditions,  but in the  short-term it is much more  difficult to predict volume and market  share  development  and there is  significant  downward  pressure on earnings and our key strategic goal of increased free cash flow generation.

Mr. Webster provided  additional  outlook over the balance of the year. "For the second half of fiscal year 2004,  we believe  that the consumer  trends  driving declines in traditional pasta consumption and sales will continue.

"At this time,  we are the leading  manufacturer  and marketer of low carb pasta
(Atkins) and reduced carb pasta (where we have first mover advantage),  however, it is too early to predict and quantify consumer demand for this new category of pasta products.  We believe that our new products could become the market leader in an important new segment of the pasta market. However, we do not believe that in the short term, new product  volumes will  compensate for volume  declines of traditional pasta.

"With our new product  offering,  we expect to  strengthen  the image and market share  of our  power  regional  brands.  In  spite of the  current  pressure  on financial  results,  we intend to  implement  in full our planned  new  consumer marketing program with a major awareness program in May and June, supporting our excellent distribution level.

"Additional  factors which may affect  performance for the second half of fiscal
2004 include the following:  1) a higher expected tax rate of 34% for the second half; 2) higher  interest costs than  previously  estimated;  3) higher per unit
manufacturing   costs  given   reduced   production   volumes  in  our  expanded
manufacturing  and  logistics   infrastructure  and  certain  inflationary  cost
factors;  4) higher  selling and marketing  spending  related to the new product introduction and increased support for our brands;  and 5) upfront costs that we may incur to right-size our cost structure for the future.

"As we've  previously  stated,  we expect to be strong cash  generators over the next few  years.  While we no longer  expect to  generate  $50 - $60  million in operating cash flow less capex,  we still expect to generate strong cash flow in the second half of fiscal 2004 for dividend  payments and debt reduction  driven by cash earnings, inventory reductions, and lower levels of capital expenditures than in prior periods.

"Because of the depth and magnitude of pasta market changes,  it is not possible at  this  time to  predict  our  future  results  with a  reasonable  amount  of certainty. We have initiated a number of commercial strategies focused on growth and market share gains. Furthermore,  we are carefully evaluating adjustments to our cost  structure and inventory  levels to position  ourselves for the future.
Although these initiatives could produce second half earnings in line with prior year results,  there remain significant risks and uncertainties that include the timing and

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AIPC
April 28, 2004

realization of planned cost reduction programs,  as well as targeted operational adjustments;  the actual  contribution  from the new reduced carb products;  and most importantly, the potential continued rapid declines in pasta consumption."

Horst W.  Schroeder,  Chairman of the Board,  commented,  "We  believe  that the rapidly changing market conditions have confronted our industry with significant challenges. The change in consumer preferences and resulting volume declines may actually  increase price competition in the short term, and should be increasing the  pressure  on needed  capacity  rationalization  in the pasta  industry.  We believe we remain the low cost producer and market share leader in pasta, with a strong financial  position as the  one-stop-shop for all of our customers' pasta requirements.  All of this makes us  confident  we will  profitably  advance our leadership position in the pasta industry."

Conference Call and Webcast
AIPC will conduct a conference  call today at 10:00 a.m.  Eastern Time that will be webcast live at www.aipc.com. A webcast replay will be made available shortly after the call and will be available for 30 days.

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the  largest-  and the  fastest-growing  producer and marketer of dry pasta in North  America.  The Company  has five  plants  that are  strategically located in Excelsior  Springs,  Missouri;  Columbia,  South  Carolina;  Kenosha,
Wisconsin;   Tolleson,   Arizona;  and  Verolanuova,   Italy.  The  Company  has
approximately 710 employees located in the United States and Italy.

The statements by the Company  contained in this release  regarding  second half
2004   estimates   and  outlook  are   forward-looking   and  based  on  current
expectations.   Actual  future  results  could  differ   materially  from  those
anticipated by such forward-looking  statements. The differences could be caused by a number of  factors,  including,  but not limited  to, our  dependence  on a limited  number of  customers  for a  substantial  portion of our  revenue,  our ability to manage rapid  growth,  our ability to obtain  necessary raw materials and  minimize  fluctuations  in raw  material  prices,  the impact of the highly competitive  environment in which we operate,  reliance  exclusively on a single product category,  our limited  experience in the branded retail pasta business, our ability to attract and retain key personnel, our ability to cost-effectively transport  our  products  and  the  significant  risks  inherent  in our  recent international expansion. For additional discussion of the principal factors that could  cause  actual  results to be  materially  different,  refer to our Annual
Report on Form 10-K dated  December  30,  2003,  filed by the  Company  with the
Securities and Exchange  Commission,  any  amendments  thereto and other matters disclosed in the Company's other public filings. The Company will not update any forward-looking statements in this press release to reflect future events.

                                     -more-

AIPC
April 28, 2004

                         AMERICAN ITALIAN PASTA COMPANY
                        Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                    Three Months       Three Months
                                                        Ended             Ended
                                                    April 2, 2004     April 4, 2003         % Change
                                                  ------------------ -----------------
Revenues
    Retail                                             $85,208           $82,944              2.7%
    Institutional                                       28,139            27,708              1.6%
                                                  ------------------ -----------------
                                                       113,347           110,652              2.4%

Cost of goods sold                                      78,542            75,371              4.2%
New product development and start-up expenses            2,627                --               N/A
                                                  ------------------ -----------------
Gross profit                                            32,178            35,281             -8.8%

                                                         28.4%             31.9%

Selling and marketing expense                           14,384            12,743             12.9%
General and administrative expense                       3,921             3,545             10.6%
Acquisition-related  expenses                               --             3,511               N/A
                                                  ------------------ -----------------
Operating profit                                        13,873            15,482            -10.4%

                                                         12.2%             14.0%

Interest expense, net                                    2,589             2,249             15.1%
Income tax provision                                     3,723             4,363            -14.7%
                                                  ------------------ -----------------
Net income                                              $7,561            $8,870            -14.8%
                                                  ================== =================

                                                          6.7%              8.0%

Basic Earnings Per Common Share:

    Net income per common share                          $0.42             $0.50            -16.0%
                                                  ================== =================

    Weighted average common shares outstanding          17,996            17,727
                                                  ================== =================

Diluted Earnings Per Common Share:

    Net income per common share                          $0.41             $0.48            -14.6%
                                                 ================== =================

    Weighted average common shares outstanding          18,602            18,421
                                                 ================== =================

                                     -more-

AIPC
April 28, 2004

                         AMERICAN ITALIAN PASTA COMPANY
                        Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                           Six Months         Six Months
                                                              Ended             Ended
                                                          April 2, 2004     April 4, 2003         % Change
                                                        ------------------ -----------------
Revenues
    Retail                                                  $160,182          $164,194             -2.4%
    Institutional                                             54,764            53,494              2.4%
                                                        ------------------ -----------------
                                                             214,946           217,688             -1.3%

Cost of goods sold                                           148,287           148,830             -0.4%
New product development and start-up expenses                  2,627                --               N/A
                                                        ------------------ -----------------
Gross profit                                                  64,032            68,858             -7.0%

                                                               29.8%             31.6%

Selling and marketing expense                                 27,972            26,336              6.2%
General and administrative expense                             7,170             6,357             12.8%
Acquisition-related and plant start-up expenses                   --             4,939               N/A
                                                        ------------------ -----------------
Operating profit                                              28,900            31,226             -7.4%

                                                               13.4%             14.3%

Interest expense, net                                          5,486             4,676             17.3%
Income tax provision                                           7,726             8,757            -11.8%
                                                        ------------------ -----------------
Net income                                                   $15,688           $17,793            -11.8%
                                                        ================== =================

                                                                7.3%              8.2%

Basic Earnings Per Common Share:

    Net income per common share                                $0.87             $1.00            -13.0%
                                                        ================== =================

    Weighted average common shares outstanding                18,021            17,781
                                                        ================== =================

Diluted Earnings Per Common Share:

    Net income per common share                                $0.84             $0.97            -14.6%
                                                        ================== =================

    Weighted average common shares outstanding                18,621            18,423
                                                        ================== =================

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AIPC
April 28, 2004

                         AMERICAN ITALIAN PASTA COMPANY
                           Consolidated Balance Sheet
                    (in thousands, except per share amounts)

                                                                                      April 2,             October 3,
                                                                                        2004                  2003
                                                                                ---------------------- -------------------
Assets
Current assets:
    Cash and temporary investments                                                      $6,621                 $6,465
    Trade and other receivables                                                         49,106                 51,730
    Prepaid expenses and deposits                                                       15,554                 12,692
    Inventory                                                                           87,812                 78,760
    Deferred income taxes                                                                2,435                  2,435
                                                                                ---------------------- -------------------
Total current assets                                                                   161,528                152,082
Property, plant and equipment:
    Land and improvements                                                               14,998                 14,867
    Buildings                                                                          133,240                132,035
    Plant and mill equipment                                                           379,222                355,767
    Furniture, fixtures and equipment                                                   28,269                 25,266
                                                                                ---------------------- -------------------
                                                                                       555,729                527,935
    Accumulated depreciation                                                          (134,950)              (122,811)
                                                                                ---------------------- -------------------
                                                                                       420,779                405,124
    Construction in progress                                                             7,064                 18,996
                                                                                ---------------------- -------------------
Total property, plant and equipment                                                    427,843                424,120
Other assets                                                                           198,822                194,293
                                                                                ---------------------- -------------------
Total assets                                                                          $788,193               $770,495
                                                                                ====================== ===================

Liabilities and stockholders' equity

Current liabilities:
    Accounts payable                                                                   $32,980               $ 42,416
    Accrued expenses                                                                    21,012                 18,480
    Income tax payable                                                                     269                  1,096
    Current maturities of long-term debt                                                 4,990                  2,554
                                                                                ---------------------- -------------------
Total current liabilities                                                               59,251                 64,546
Long-term debt                                                                         304,884                300,778
Deferred income taxes                                                                   68,436                 61,666
Commitments and contingencies
Stockholders' equity:
    Preferred stock, $.001 par value: Authorized shares - 10,000,000                        --                     --
    Class A common stock, $.001 par value: Authorized shares - 75,000,000                   20                     20
    Class B common stock, $.001 par value: Authorized shares - 25,000,000                   --                     --
    Additional paid-in capital                                                         229,782                227,234
    Dividends declared                                                                  (3,379)                    --
    Treasury stock                                                                     (51,598)               (46,585)
    Unearned compensation                                                               (1,259)                  (891)
    Retained earnings                                                                  180,183                164,495
    Accumulated other comprehensive loss                                                 1,873                   (768)
                                                                                ---------------------- -------------------
Total stockholders' equity                                                             355,622                343,505
                                                                                ---------------------- -------------------
Total liabilities and stockholders' equity                                            $788,193               $770,495
                                                                                ====================== ===================

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